Exhibit 10.1

AMENDMENT NO. 2 TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of August 7, 2015, is by and among EXPO INC., a Delaware corporation (the “SPV”), NEWELL RUBBERMAID INC., a Delaware corporation, as servicer (in such capacity, the “Servicer”), the entities party hereto as Conduit Lenders (the “Conduit Lenders”), the entities party hereto as Committed Lenders (the “Committed Lenders” and, together with the Conduit Lenders, the “Lenders”), the entities party hereto as Managing Agents (the “Managing Agents”), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Loan and Servicing Agreement (defined below).

WHEREAS, the SPV, the Servicer, the Conduit Lenders, the Committed Lenders, the Managing Agents and the Administrative Agent are parties to that certain Amended and Restated Loan and Servicing Agreement dated as of September 6, 2013 (as heretofore amended, restated, supplemented or otherwise modified, the “Loan and Servicing Agreement”); and
WHEREAS, the parties to the Loan and Servicing Agreement have agreed to amend the Loan and Servicing Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Amendment to the Loan and Servicing Agreement. Effective as of the Effective Date, subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Loan and Servicing Agreement is hereby amended as follows:
1.1.    The definition of “Aggregate Commitment” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Aggregate Commitment” means, at any time, the sum of the Commitments then in effect, as adjusted as necessary to give effect to any Joinder Agreement or any reduction pursuant to Section 2.01(b).
1.2.    The definition of “Concentration Limit” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Concentration Limit” means, for any Obligor and its Affiliates, at any time, (a) if such Obligor or any of its Affiliates is a Group A Obligor, 17.00%, (b) if such Obligor or any of its Affiliates is a Group B Obligor, 17.00%, (c) if such Obligor or any of its Affiliates is a Group C Obligor, 8.5%, (d) if such Obligor or any of its Affiliates is a Group D Obligor and is the largest Group D Obligor (by Outstanding Balance of Eligible Receivables owing by such Obligors and their respective Affiliates), 8.5%, (e) if such Obligor or any of its Affiliates is a Group D Obligor and is the second largest Group D Obligor (by Outstanding Balance of Eligible Receivables owing by such Obligors and their respective Affiliates), 7.5%, (f) if such Obligor or any of its Affiliates is a Group D Obligor and is the third largest Group D Obligor (by Outstanding

Balance of Eligible Receivables owing by such Obligors and their respective Affiliates), 4.0% and (e) if such Obligor or any of its Affiliates is a Group D Obligor (other than one of the three (3) largest Group D Obligors), 2.5%.
1.3.    The definition of “Dilution Trigger Ratio” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Dilution Trigger Ratio” means, as of any date, the ratio (expressed as a percentage) computed as of the last day of the most recently ended Monthly Period by dividing (i) the portion of all Receivables which became Diluted Receivables during such Monthly Period by (ii) the aggregate amount of gross sales of the Originators generated during the third Monthly Period preceding the most recently ended Monthly Period.
1.4.    The definition of “Facility Limit” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Facility Limit” means $400,000,000, adjusted as necessary to give effect to the application of any Joinder Agreement, any reduction pursuant to Section 2.01(b) and any change in the amount of any Lender Group Limit.
1.5.    The definition of “Fee Letter” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Fee Letter” means the Fourth Amended and Restated Fee Letter dated as of August 7, 2015, among the Managing Agents, the Lenders and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.
1.6.    The definition of “Group A Obligor” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Group A Obligor” means an Obligor with: (a) a short-term rating of at least “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) a short-term rating of at least “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A1” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. If both a short-term and long-term rating exist for an Obligor, the short-term rating will be used and if S&P’s and Moody’s ratings for an Obligor indicate a different group for such Obligor, the higher of such ratings shall be used. If an Obligor is a Governmental Authority, such Obligor shall be deemed to have the ratings assigned to the relevant governmental unit, if any.
1.7.    The definition of “Group B Obligor” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Group B Obligor” means an Obligor, other than a Group A Obligor, with: (a) a short-term rating of at least “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” S&P on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) a short-term rating of at least “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa1” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. If both a short-term and long-term rating exist for an Obligor, the short-term rating will be used and if S&P’s and Moody’s ratings for an Obligor indicate a different group for such Obligor, the higher of such ratings shall be used. If an Obligor is a Governmental Authority, such Obligor shall be deemed to have the ratings assigned to the relevant governmental unit, if any.
1.8.    The definition of “Group C Obligor” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Group C Obligor” means an Obligor, other than a Group A Obligor or Group B Obligor, with: (a) a short-term rating of at least “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” by S&P on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) a short-term rating of at least “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. If both a short-term and long-term rating exist for an Obligor, the short-term rating will be used and if S&P’s and Moody’s ratings for an Obligor indicate a different group for such Obligor, the higher of such ratings shall be used. If an Obligor is a Governmental Authority, such Obligor shall be deemed to have the ratings assigned to the relevant governmental unit, if any.
1.9.    The definition of “LIBO Rate” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“LIBO Rate” means, for any Tranche for any Tranche Period, the rate per annum equal to (a) the rate appearing on Reuters Screen LIBOR01 Page (British Bankers’ Association Settlement Rate) (or on any successor or substitute page of such Reuters Screen, or any successor to or substitute for such Reuters Screen, providing rate quotations comparable to those currently provided on such page of such Reuters Screen, as determined by a Managing Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the relevant Tranche Period, as the rate for dollar deposits with a maturity comparable to such Tranche Period; provided, that, in the event that such rate is not available at such time for any reason, then the rate for the relevant Tranche Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Tranche Period are offered by the principal London office of such Managing Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Tranche Period; provided, further that in the event that the rate appearing on such page or as so determined by such Managing Agent shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
1.10.    The definition of “LMIR” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“LMIR” means for any day during any Tranche Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the related Managing Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes; provided, further that in the event that the rate appearing on such page or as so determined by such Managing Agent shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

1.11.    The definition of “Net Receivables Balance” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Net Receivables Balance” means at any time, an amount equal to the Outstanding Balances of all Receivables reduced, without duplication, by the sum of (i) the Outstanding Balance of all Receivables that are not Eligible Receivables, (ii) the Obligor Overconcentration Amount at such time, (iii) the Contractual Dilution Reserve at such time, (iv) the amount by which the Outstanding Balances of all Eligible Receivables that by their terms are due and payable within 62 to 180 days of the original billing date thereof exceeds 17.5% of the aggregate Outstanding Balances of all Eligible Receivables, (v) the amount by which the Outstanding Balances of all Eligible Receivables that are owing from Obligors which are residents of Canada exceeds 2.5% of the aggregate Outstanding Balances of all Eligible Receivables, (vi) the amount by which the Outstanding Balances of all Eligible Receivables that are owing from Obligors which are residents of countries other than the United States and Canada (in an amount for all such countries in the aggregate) exceeds 4.0% of the aggregate Outstanding Balances of all Eligible Receivables, (vii) the amount by which the Outstanding Balances of all Eligible Receivables that are owing from Governmental Authorities exceeds 1.0% of the aggregate Outstanding Balances of all Eligible Receivables, (viii) the amount by which the Outstanding Balance of all Eligible Receivables which are Eligible In-Transit Receivables exceeds (x) at any time during a Level 1 Ratings Period, 5.0% of the aggregate Outstanding Balances of all Eligible Receivables or (y) at any other time, 0.0% of the aggregate Outstanding Balances of all Eligible Receivables and (ix) the Group D Overconcentration Amount at such time.
1.12.    The definition of “Originator” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Originator” means each Subsidiary of Newell listed on Schedule IX hereto, as the same may be amended from time to time in accordance herewith, or which has joined the Receivables Sale Agreement pursuant to and in accordance with Section 7.12 thereof.
1.13.    The definition of “Sanctioned Country” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions.
1.14.    The definition of “Sanctioned Person” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled or 50% or more owned by any such Person or group of such Persons described in the foregoing clause (a) or (b).
1.15.    The definition of “Scheduled Termination Date” appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
“Scheduled Termination Date” means August 5, 2016, unless such date is extended pursuant to Section 2.01(c).

1.16.    Section 1.01 of the Loan and Servicing Agreement is amended to insert the following new definitions in appropriate alphabetical order therein:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.
“Code” means the Internal Revenue Code of 1986, as amended.
“Eligible In-Transit Receivables” means a Receivable for which the related products and goods have been shipped to the related Obligor but not delivered (per the terms of the related Contract) to the related Obligor, the delivery of such products and goods has been insured by an independent, nationally-recognized insurance provider (which insurance is not subject to dispute) and not more than 10 days have elapsed since the date on which such products and good were shipped.
“FATCA” means Sections 1471 through 1474 of the Code in effect as of August 7, 2015 (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Group D Overconcentration Amount” means the amount by which the Outstanding Balances of all Eligible Receivables that are owing from Obligors which are or which are Affiliates of the four largest Group D Obligors (by Outstanding Balance of Eligible Receivables owing by such Obligors and their respective Affiliates), less the Obligor Overconcentration Amounts, if any, with respect to such Obligors, exceeds 17.0% of the aggregate Outstanding Balances of all Eligible Receivables.
“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.
“Rubbermaid Medical Business” means the sale, manufacture, service and support of medication carts, wall arm and wall mounted computers designed for use by medical professionals, telemedicine computers, pharmacy transfer cart and other healthcare computing products, which does business under several names, including without limitation, “Rubbermaid Healthcare” and “Rubbermaid Medical Solutions.”
“Rubbermaid Medical Business Sale” means the sale by Newell, Rubbermaid Commercial Products, LLC, Rubbermaid Incorporated, and certain other Subsidiaries of Newell (collectively, the “Medical Sellers”) to unrelated third parties of the Rubbermaid Medical Business through the sale, assignment, transfer and delivery by the Medical Sellers of their respective right, title and interest in and to the assets, properties, rights, contracts and claims that relate to, are used by or are held for use in connection with, the Rubbermaid Medical Business, but excluding Receivables originated by any of the Medical Sellers in connection with the Rubbermaid Medical Business which exist as of the date of the Rubbermaid Medical Business Sale, and all Collections and Related Security with respect thereto.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or any member state thereof, or Her Majesty’s Treasury of the United Kingdom.
1.17.    The definitions of “Hardware Business” and “Hardware Business Sale” appearing in Section 1.01 of the Loan and Servicing Agreement are deleted in their entireties.

1.18.    Each instance of the term “Hardware Business” appearing in Sections 5.02(h) and 6.06 of the Loan and Servicing Agreement is deleted and the term “Rubbermaid Medical Business” is inserted in the place of each such reference.
1.19.    Each instance of the term “Hardware Business Sale” appearing in Sections 5.02(h) and 6.06 of the Loan and Servicing Agreement is deleted and the term “Rubbermaid Medical Business Sale” is inserted in the place of each such reference.
1.20.    Clause (i) of Section 2.06(a) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
(i)    first, if the Borrower or the Servicer knows or should know that a Borrowing Base Deficiency exists, or the Aggregate Principal Balance exceeds the Facility Limit, to the Managing Agents, on behalf of the applicable Lenders, an amount equal to such Borrowing Base Deficiency or the amount necessary to cause the Aggregate Principal Balance to be less than or equal to the Facility Limit, as applicable (such amount to be allocated among the Lenders ratably in accordance with the outstanding principal balance of the Loans held by each);
1.21.    Section 2.06(c) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
(c)    Any Collections remitted to the Borrower pursuant to Section 2.06(a)(iv) or Section 2.06(d)(v) (any such remittance, a “Release”) shall be applied by the Servicer, on behalf of the Borrower: (i) first, if so requested by the Borrower, to pay or prepay (or set aside for the payment or prepayment of) Loans, (ii) second, to pay the purchase price for Receivables to be acquired by the Borrower from any Originator on such day under the Receivables Sale Agreement, and (iii) third, in such other manner as the Borrower may specify and that is not prohibited by the terms of the Facility Documents; provided, that to the extent a Borrowing Base Deficiency exists as of the date of such Release under this clause (iii), such Collections shall be held in trust for the benefit of the Secured Parties until such Borrowing Base Deficiency shall have been cured.
1.22.    Clause (iii) of Section 2.06(d) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
(iii)    third, if the Borrower or the Servicer knows or should know that a Borrowing Base Deficiency exists, or the Aggregate Principal Balance exceeds the Facility Limit, to the Managing Agents, on behalf of the applicable Lenders, an amount equal to such Borrowing Base Deficiency or the amount necessary to cause the Aggregate Principal Balance to be less than or equal to the Facility Limit, as applicable (such amount to be allocated among the Lenders ratably in accordance with the outstanding principal balance of the Loans held by each);
1.23.    Section 2.13 of the Loan and Servicing Agreement is amended to insert the words “any U.S. federal withholding taxes imposed under FATCA” at the end of the parenthetical statement appearing at the end of the first sentence thereof.
1.24.    Section 2.13 of the Loan and Servicing Agreement is amended to insert the following new clause (d) immediately after clause (c) therein:

(d)     If a payment made to an Affected Party under any Facility Document would be subject to U.S. federal withholding tax imposed by FATCA if such Affected Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Party shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Party has complied with such Affected Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after August 7, 2015. Each Affected Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Affected Party and the Administrative Agent in writing of its legal inability to do so.
1.25.    Section 4.01 of the Loan and Servicing Agreement is amended to insert the following new clause (dd) immediately after clause (cc) therein:
(dd)    Anti-Corruption Laws and Sanctions. Such Borrower Party has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by such Borrower Party, its Subsidiaries (if any) and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Such Borrower Party, its Subsidiaries (if any) and their respective officers, directors and employees and, to the knowledge of such Borrower Party, its and its Subsidiaries’ respective agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) such Borrower Party, any Subsidiary (if any) or any of their respective directors, officers or employees, or (b) to the knowledge of such Borrower Party, any agent of such Borrower Party or any Subsidiary (if any) that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
1.26.    Section 4.01(l) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
(l)    Collections. The conditions and requirements set forth in Section 5.01(j) and Section 6.06 have at all times been satisfied and duly performed. The names and addresses of all Deposit Account Banks, together with the account numbers of the Deposit Accounts at each Deposit Account Bank and the post office box number of each Lock-Box, are listed on either Schedule VII or on a schedule to a joinder executed in accordance with section 7.12 of the Receivables Sale Agreement. Borrower has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Deposit Account, or the right to take dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Deposit Account at a future time or upon the occurrence of a future event. Except as provided in Section 5.01(j) hereof, each Borrower Party has taken all steps necessary to ensure that the Administrative Agent has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all Deposit Accounts. Such Borrower Party has the ability to identify all amounts that are received in any Lock-Box or deposited to any Deposit Account as constituting Collections or non-Collections (x) in the case of amounts owing to Newell Puerto Rico, Ltd., within four (4) days of receipt or deposit and (y) in the case of all other amounts, within one (1) Business Day of receipt or deposit. Except for (x) amounts owing to Newell Puerto Rico, Ltd. (which shall be electronically swept or otherwise transferred out of such Deposit Account within one (1) Business Day of being identified as such in accordance with Section 5.01(j)), (y) for a period not to exceed one hundred twenty (120) days after the consummation of the Medical Business Sale, collections of accounts receivable relating to the Medical Business (which shall be electronically swept or otherwise transferred out of such Deposit Account within ten (10) Business Days of being deposited therein) and (z) amounts deposited in the Collection Account in error, so long as the Servicer withdraws such amounts as contemplated in Section 6.06, no funds other than the proceeds of Receivables are deposited to any Deposit Account.
1.27.    Section 4.01(p) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
(p)    Investment Company Act. Such Borrower Party is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the Investment Company Act. The Borrower is not a “covered fund” as defined under Section 13 of the Bank Holding Company Act of 1956, as amended (together with the implementing regulations thereunder, commonly referred to as the “Volcker Rule”). In determining that the Borrower is not a “covered fund,” the Borrower is entitled to rely on the exception to the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.
1.28.    Section 5.01(c) of the Loan and Servicing Agreement is amended to insert the following new clause (iii) immediately after clause (ii) therein:
(iii)    Such Borrower Party will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by such Borrower Party, its Subsidiaries (if any) and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
1.29.    Section 5.02(d) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
(d)    Sales, Liens. Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Deposit Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent and the Secured Parties provided for herein), and Borrower will defend the right, title and interest of the Administrative Agent and the Lenders in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator. Borrower will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.
1.30.    Section 5.02 of the Loan and Servicing Agreement is amended to insert the following new clause (o) immediately after clause (n) therein:
(o)    Anti-Corruption Laws and Sanctions; Use of Proceeds. Such Borrower Party will not request any Borrowing, and such Borrowing Party shall not use, and shall require that its Subsidiaries and its or their respective directors, officers, employees and agents not use, directly or indirectly, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B)

for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
1.31.    Section 6.03(a) of the Loan and Servicing Agreement is amended to delete the phrase “Level 3 Ratings Period” appearing therein and to insert in its place the phrase “Level 2 Ratings Period”.
1.32.    Section 7.01(f) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
(f)    a Borrowing Base Deficiency shall occur, and shall not have been cured within two (2) Business Days after the Borrower or the Servicer knows or should know of the existence thereof;
1.33.    Section 7.01(g)(i) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
(i)    the average of the Dilution Trigger Ratios for such Monthly Period and the two (2) immediately preceding Monthly Periods shall exceed 8.50%;
1.34.    Section 7.01(g)(iv) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:
(iv)    the average of the Days Sales Outstanding for such Monthly Period and the two (2) immediately preceding Monthly Periods shall exceed (x) in the case of January, February or March, 80 days or (y) in the case of any other Monthly Period, 75 days;
1.35.    Schedule I to the Loan and Servicing Agreement is amended and restated in its entirety as set forth on Exhibit A to this Amendment.
1.36.    The reference to “Victory Funding Corporation” on Schedule II to the Loan and Servicing Agreement is replaced with a reference to “Victory Receivables Corporation”.
1.37.    The definition of Consolidated EBITDA appearing on Schedule IV to the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) noncash extraordinary, unusual or nonrecurring charges or losses (including restructuring charges), and (f) other cash restructuring charges not exceeding $200,000,000 in the aggregate incurred at any time from and after November 10, 2014, and minus, to the extent included in determining such Consolidated Net Income for such period, the sum of (a) interest income, (b) noncash extraordinary, unusual or nonrecurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other noncash income, all as determined on a consolidated basis.

Section 2.    Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon the receipt by (x) the Administrative Agent of (i) this Amendment duly executed by the parties hereto and (ii) that certain Fourth Amended and Restated Fee Letter of even date herewith by and among the SPV, the Managing Agents and the Lenders, duly executed by each of the parties thereto, (y) the Administrative Agent, the Managing Agents and the Lenders of payment by wire transfer of immediately available funds of all amounts due and payable thereunder as of the date hereof and (z) PNC Bank, National Association of the payments described in Section 3 hereof.
Section 3.    Reallocation of Outstandings. The Borrower hereby requests that the Lenders in the Lender Groups for which The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and Royal Bank of Canada act as Managing Agent, and each such Lender that is a Conduit Lender may (and if such Conduit Lender does not, the related Committed Lender shall) make Loans in the amount indicated on Exhibit B hereto, and each such Lender shall pay the proceeds of such Loan by wire transfer of immediately available funds to PNC Bank, National Association, as Lender, in accordance with the instructions set forth on Exhibit B. The parties hereto acknowledge and agree that after giving effect to the payments described in the foregoing sentence, each Lender Group shall have made Loans in accordance with its Pro Rata Share under the Loan and Servicing Agreement (as amended pursuant to the foregoing Section 1.35) and the outstanding principal balance of the Loans of each Lender Group shall be set forth on Exhibit B hereto.
Section 4.    Representations and Warranties. Each of the SPV and the Servicer hereby represents and warrants that:
4.1.    This Amendment and the Loan and Servicing Agreement, as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.
4.2.    Upon the effectiveness of this Amendment and after giving effect hereto, the covenants, representations and warranties of each such party, respectively, set forth in Article IV of the Loan and Servicing Agreement, as amended hereby, are true and correct in all material respects as of the date hereof.
4.3.    Upon the effectiveness of this Amendment, no event or circumstance has occurred and is continuing which constitutes an Event of Termination or an Incipient Event of Termination.
Section 5.    Reference to and Effect on the Loan and Servicing Agreement.
5.1.    Upon the effectiveness of this Amendment hereof, on and after the date hereof, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan and Servicing Agreement and its amendments, as amended hereby.
5.2.    The Loan and Servicing Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
5.3.    Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Conduit Lenders, the Committed Lenders, the Managing Agents or the Administrative Agent, nor constitute a waiver of any provision of the Loan and Servicing Agreement, any Transaction Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.
Section 6.    Governing Law. THIS AMENDMENT AND THE OBLIGATIONS HEREUNDER, SHALL IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
Section 7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
Section 8.    Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery by facsimile of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.
Section 9.    Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.
Section 10.    Fees, Costs and Expenses. Newell shall pay on demand all reasonable and invoiced fees and out-of-pocket expenses of Sidley Austin LLP, counsel for the Administrative Agent and the Managing Agents, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

EXPO INC.,
as SPV

By: /s/ Troy Brinkmeier
Name: Troy Brinkmeier
Title: Assistant Treasurer

NEWELL RUBBERMAID INC.,
as Servicer

By: /s/ Troy Brinkmeier
Name: Troy Brinkmeier
Title: Assistant Treasurer

Signature Page to
Amendment No.2 to Amended and Restated Loan and Servicing Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as a Managing Agent and as a Committed Lender

By: /s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

Signature Page to
Amendment No.2 to Amended and Restated Loan and Servicing Agreement

VICTORY RECEIVABLES CORPORATION,
as a Conduit Lender

By: /s/David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as a Managing Agent

By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as a Committed Lender

By: /s/ A. Young
Name: A. Young
Title: Vice President

Signature Page to
Amendment No.2 to Amended and Restated Loan and Servicing Agreement

THUNDER BAY FUNDING LLC,
as a Conduit Lender

By: /s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

ROYAL BANK OF CANADA,
as a Managing Agent and a Committed Lender

By: /s/ Janine D. Marsini
Name: Janine D. Marsini
Title: Authorized Signatory

By: /s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

Signature Page to
Amendment No.2 to Amended and Restated Loan and Servicing Agreement

EXHIBIT A to
Amendment No. 2 to
Amended and Restated Loan and Servicing Agreement

[see attached]

SCHEDULE I

LENDER GROUPS

Lender Group	Managing Agent	Conduit Lender	Committed Lender	Conduit Lending Limit	Commitment	Reference Bank
PNC	PNC Bank, National Association	N/A	PNC Bank, National Association	N/A	$150,000,000	PNC Bank, National Association
BTMU	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	Victory Receivables Corporation	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$125,000,000	$125,000,000	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
RBC	Royal Bank of Canada	Thunder Bay Funding LLC	Royal Bank of Canada	$125,000,000	$125,000,000	Royal Bank of Canada